Exhibit 10.21



                                 UnitedGlobalCom


July 10, 2000

John Porter
2A Hillside Avenue
Vaucluse, NSW 2030
AUSTRALIA

Re:  Employment Terms

Dear John:

     This letter sets forth the agreement ("Agreement) among UnitedGlobalCom, Inc. ("UGC), Austar United Communications Limited ("Company) and yourself concerning your continued employment with UGC and secondment to the Company in Australia. UGC may reassign you to a different affiliated company and/or location during the term of this Agreement. The terms of the Agreement are set forth below.

     This Agreement supersedes and replaces the employment agreement between UnitedGlobalCom, Inc., CTV Pty Limited and STV Pty Limited, and you dated February 18, 1995, as amended on November 27, 1995, May 16, 1995, March 9, 1995, May 31, 1996, and June 5, 1996 ("1995 Agreement") and any and all other written or oral agreements between you, UGC and/or an affiliate of UGC and all such previous agreements are hereby rendered null and void. The terms of the Agreement are set forth below.


1.  Effective Date: June 1, 2000

2.  Title and Job   Chief  Executive  Officer of the  Company
    Description:    You  will  report  to the  Board of the  Company  and to the
                    President and COO of UGC.

3.  Term:           The  term  of  your  employment  ("Term")  commences  on the
                    Effective Date and ends on May 30, 2003, subject to the other terms of this Agreement.

4.  Wages:          You will be paid on a bi-weekly basis, at a rate equal to an annual  salary of US $277,750,  commencing  on the Effective
                    Date. This wage, together with the other benefits described below, represents your total compensation package.

5.  Bonus:          You will be eligible  for an annual bonus of up to a maximum amount of fifteen percent (15%) of your base salary. Your eligibility for the bonus will be based on both the performance of the Company and your individual performance.
                    The granting of the bonus is in the sole discretion of the Board of the Company.

                                                      Extension Letter Agreement
                                                                     John Porter
                                                                    July 7, 2000

6.  Cost of Living  You will be paid a cost of living differential,  for housing
    Differential:   and goods and services,  in accordance  with the policies of
                    UGC and as may be recommended by a third party consultant used by UGC. Such payment will be made on the normal payroll dates.

7.  Automobile:     The Company will pay for an  automobile  and all  automobile operating costs, to include gas, insurance and maintenance, in accordance with UGC policy.

8.  Benefits:       You and your  family will  continue  to be eligible  for the standard benefit package offered by UGC, in accordance with the policy guidelines set forth by UGC and its insurance carriers. You will continue to be eligible to participate in UGC's 401(k) plan in accordance with the plan guidelines.

9.  Tuition:        You  will be  reimbursed  for the cost of  tuition  fees and
                    transportation   for  your   children   enrolled  in  grades
                    kindergarten through 12 (or the equivalent) who reside with you in Australia as approved in advance by your supervisor.

10. Stock Options:  On July 20, 1999, you were issued 4,880,850 stock options at an exercise price of AUD$1.80, pursuant to the terms and conditions of the Company's Executive Share Option Plan ("the Plan"). You will be eligible for additional stock option grants in the future. The granting of stock options is in the sole discretion of The Board of the Company.

11. Tax             Your taxes will be  equalized  in  accordance  with the "Tax
    Equalization:   Equalization Policy" of United. In general terms, this means that the Company will bear the overall worldwide tax burden to the extent it exceeds your hypothetical tax liability
                    (within some limitations) had you remained in the U.S.

                    If it is determined by United and its independent tax consultants that under United's Tax Equalization Policy you owe taxes as a result of your assignment, you agree that you will pay such amount to United. If it is determined by United and its independent tax consultants that under United's Tax Equalization Policy, United owes you taxes as a result of your assignment in the foreign location, United agrees to pay you such amount. In the event you do not submit information necessary to complete your tax returns for a given tax year by the date required by United's tax consultant for timely filing or in the event you have not paid amounts owing to United under the Tax Equalization Policy for prior years, you will have no right to be tax equalized for that tax year for which a tax return is to be prepared and, in United's sole discretion, United may elect not to tax equalize you for such year.

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
                                                      Extension Letter Agreement
                                                                     John Porter
                                                                    July 7, 2000


12. Vacation:       You will  continue  to receive  twenty (20) days of vacation per anniversary year, which accrues on a monthly basis, taken in accordance with UGC policy. Your original date of hire March 27, will continue to be used as the anniversary date for calculating carry-over vacation.

13. Home Leave:     The  Company  agrees to pay for two  business  or four coach class tickets per anniversary year for you and each of your immediate family members residing in the foreign location for return to one destination in the U.S.

14. Repatriation:   Upon  termination of your employment  except for termination by United for cause as defined in Section 16 or unless you voluntarily resign prior to the end of this Agreement, the Company will pay all repatriation costs in accordance with United policy to one destination in the U.S.

15. Employee        You acknowledge that you may incur personal  expenses in the
    Receivables:    course of your  employment  with  UGC.  These  expenses  may include, but are not limited to, personal phone calls, personal travel expenses, travel advances, and amounts due as a result of the tax equalization calculation. You agree that UGC may deduct expenses you owe either the Company or UGC from your paycheck at any time during your employment.

                    You also agree that if you fail to return, or return in damaged condition, any items you have received for use during your employment with UGC (such as computer equipment, fax machine, etc.), that upon separation from UGC the fair market value of such items may be deducted from your final paycheck. Also, the Company or UGC may pursue other legal remedies available to recover the reasonable value of any items not returned.

16. Termination:    Although it is not  anticipated,  your  employment  and this
                    Agreement  may be  terminated  before  the end of its stated
                    assignment   length  with  or  without   cause.   Cause  for
                    termination  shall  include but not be limited to violations of Company policy,  unsatisfactory  job performance,  sexual harassment or other workplace misconduct,  misuse of expense
                    account,   falsification  of  Company  records,  or  similar
                    offenses. Your employment and this Agreement may also be terminated without cause for any reason. In the case of a termination by the Company without cause, before the end of your assignment term, however, you will be entitled to a

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
                                                      Extension Letter Agreement
                                                                     John Porter
                                                                    July 7, 2000


                    severance payment equal to twelve (12) months salary or salary through the end of the term of your assignment, whichever is less. As a condition of receiving the severance payment, however, you will be required to sign a legal release giving up your rights to sue United and the company to which you have been seconded for any reason related to your employment and separation from employment.

17. UGC Policies:   The Company may change, at its sole discretion, from time to time, the provisions of benefit plans, expatriate policies or other corporate policies.

18. Confidential    You will not, during or after your  employment,  disclose or
    Information:    use for the  benefit of any person or entity  other than UGC or the Company, any UGC or Company confidential  information that you develop or receive during your employment.  UGC and
                    Company  confidential  information  shall  include all trade secrets,  research and development information,  product and marketing plans,  personnel and financial data,  product and
                    service  specifications,   prototypes,   software,   models,
                    customer  lists  and  other   confidential   information  or
                    materials of UGC, the Company, or of others with whom UGC or the Company has a confidential relationship. You will promptly return all such information and materials to UGC when your employment ends.

19. Severability In case any one or more of the provisions of this Agreement and Survival shall be found to be invalid, illegal or unenforceable in
    of Terms:       any respect,  the validity,  legality and  enforceability of the remaining provisions contained in this Agreement will not be affected. Further, any provision or portion of this Agreement found to be invalid, illegal, or unenforceable shall be deemed, without further action on the part of you or UGC to be modified, amended and/or limited to the minimum extent necessary to render such provisions or portions thereof valid and enforceable. The provisions of this letter regarding trade secrets and confidential information and arbitration shall survive the termination of your employment by UGC.

20. Entire          This Agreement  contains the parties' entire  agreement with
    Agreement:      respect to your  expatriate  assignment  and  supersedes any prior written or oral  agreements the parties may have made.
                    This Agreement may be amended only by a written document signed by you, UGC and the Company.

21. Governing Law:  This   Agreement   and  all   aspects  of  your   employment
                    relationship with UGC are governed by the laws of the United
                    States and the State of Colorado and all disputes concerning same will be resolved in Colorado.

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
                                                      Extension Letter Agreement
                                                                     John Porter
                                                                    July 7, 2000


22. Release:        You   acknowledge   that  you  have  received  any  and  all
                    compensation and payments under the 1995 Agreement.

     If the above employment terms are satisfactory, please indicate your acceptance of our offer by signing and returning two executed originals of this letter.

     Sincerely,

UNITEDGLOBALCOM, INC.


By: /s/ Michael T. Fries
   -------------------------------------
Its:
    ------------------------------------
Date:
     -----------------------------------


AUSTAR UNITED COMMUNICATIONS LIMITED



By: /s/ Michael T. Fries
   -------------------------------------
Its:
    ------------------------------------
Date:
     -----------------------------------




ACCEPTED and AGREED:


/s/ John C. Porter
---------------------------------------
John Porter

Date: July 25, 2000




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